Press Release

RLJ Lodging Trust Reports Third Quarter 2023 Results

–Q3 RevPAR increased 3.4% over last year
–Increased third quarter dividend by 25%
–Continued share repurchases

Bethesda, MD, November 1, 2023 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three and nine months ended September 30, 2023.

Third Quarter Highlights
•Portfolio Comparable RevPAR of $141.81; an increase of 3.4% from last year, led by both Occupancy and ADR growth
•Total revenue of $334.4 million
•Net income per diluted share attributable to common shareholders of $0.06
•Comparable Hotel EBITDA of $98.1 million
•Adjusted EBITDA of $88.8 million
•Adjusted FFO per diluted common share and unit of $0.40
•Continued to repurchase common shares, repurchasing 1.5 million common shares for approximately $14.4 million at an average price per share of $9.81

“We were pleased that our urban-centric portfolio achieved RevPAR growth that exceeded the industry for the third straight quarter. Our results were led by our urban markets, which benefited from the continued improvement in business travel, ongoing robust group demand, healthy urban leisure trends and recovering inbound international travel. Our RevPAR growth accelerated throughout the third quarter, with RevPAR exceeding 2019 levels for the first time in September. These positive trends also carried into October,” commented Leslie D. Hale, President and Chief Executive Officer. “Overall, we remain constructive on the outlook for lodging fundamentals, which continue to unfold with trends favorable for our urban-centric portfolio. In addition to achieving above industry RevPAR growth, we also executed on multiple capital allocation initiatives including share repurchases and increasing our dividend, demonstrating the optionality of our strong balance sheet."

The prefix “comparable” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Explanations of EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Financial and Operating Highlights
($ in thousands, except ADR, RevPAR, and per share amounts)
(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
Operational Overview: (1)
Comparable ADR	$191.33	$188.54	$197.94	$187.56
Comparable Occupancy	74.1%	72.7%	72.6%	69.5%
Comparable RevPAR	$141.81	$137.09	$143.74	$130.41

Financial Overview:
Total Revenues	$334,406	$318,071	$1,005,869	$891,471
Comparable Hotel Revenue	$334,389	$318,673	$1,005,782	$894,674

Net Income	$16,343	$17,683	$68,577	$35,415

Comparable Hotel EBITDA (2)	$98,065	$100,020	$311,788	$282,423
Comparable Hotel EBITDA Margin	29.3%	31.4%	31.0%	31.6%
Adjusted EBITDA	$88,767	$91,952	$285,281	$257,522

Adjusted FFO	$63,092	$63,994	$207,009	$168,288
Adjusted FFO Per Diluted Common Share and Unit	$0.40	$0.40	$1.31	$1.03
Note:
(1) Comparable statistics reflect the Company's 96 hotel portfolio owned as of September 30, 2023.
(2) Comparable Hotel EBITDA for the three months ended September 30, 2023 and 2022 excludes $0.1 million and $0.2 million net income, respectively, from sold hotels. Comparable Hotel EBITDA for the nine months ended September 30, 2023 and 2022 excludes $0.5 million net income from sold hotels. Comparable Hotel EBITDA for the three months ended September 30, 2022 includes $0.1 million net loss from acquired hotels. Comparable Hotel EBITDA for the nine months ended September 30, 2022 includes $0.6 million net income from acquired hotels.

Operational Update
During the third quarter, the Company’s portfolio generated Comparable RevPAR of $141.81, an increase of 3.4% from the comparable period in 2022 and achieved 98% of the third quarter of 2019. Comparable Revenues were $334.4 million for the third quarter, a 4.9% increase over the prior year. The third quarter comparable RevPAR increase over last year was led by a 1.9% increase in Occupancy and a 1.5% increase in ADR. The Company’s performance during the third quarter was positively impacted by sustained positive trends in its Urban markets.

Share Repurchases
During the third quarter the Company repurchased approximately 1.5 million common shares for approximately $14.4 million at an average price per share of $9.81.

Year-to-date the Company has repurchased approximately 6.6 million common shares for approximately $70 million, at an average price per share of $10.12 including repurchasing approximately 0.3 million shares for $2.7 million, subsequent to September 30, 2023. As of November 1, 2023, the 2023 Share Repurchase Program had a remaining capacity of $219.9 million.

Balance Sheet
As of September 30, 2023, the Company had approximately $1.1 billion of total liquidity, comprising approximately $494.6 million of unrestricted cash and $600.0 million available under its revolving credit facility, and $2.2 billion of debt outstanding, 93.0% of which is currently either fixed or hedged.

Dividends
The Company’s Board of Trustees declared a third quarter cash dividend of $0.10 per common share of beneficial interest of the Company. The dividend was paid on October 16, 2023 to shareholders of record as of September 29, 2023.

The Company's Board of Trustees declared a third quarter cash dividend of $0.4875 on the Company’s Series A Preferred Shares. The dividend was paid on October 31, 2023 to shareholders of record as of September 29, 2023.

Q4 2023 Outlook
Based on current trends and assuming no material disruptions to travel or worsening macro-economic conditions, the Company's fourth quarter 2023 outlook is as follows:

Q4 2023
Comparable RevPAR	$129.50 to $134.50
Comparable Hotel EBITDA	$82.0M to $92.0M
Adjusted EBITDA	$73.0M to $83.0M
Adjusted FFO per diluted share	$0.30 to $0.36

No future acquisitions, dispositions, financings, or share repurchases are incorporated into the Company's outlook and could result in a material change to the Company's outlook.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on November 2, 2023 at 12:00 p.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s third quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available through the Investor Relations section of the Company’s website for two weeks.

Supplemental Information
Please refer to the schedule of supplemental information for additional detail and comparable operating statistics, which is available through the Investor Relations section of the Company's website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust that owns primarily premium-branded, high-margin, focused-service and compact full-service hotels. The Company's portfolio currently consists of 96 hotels with approximately 21,200 rooms, located in 23 states and the District of Columbia and an ownership interest in one unconsolidated hotel with 171 rooms.

Forward Looking Statements
This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report and the Company's Quarterly Reports on Form 10-Q, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
 Additional Contact:
Sean M. Mahoney, Executive Vice President and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 http://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company defines such terms.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations (“FFO”) in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units may be redeemed for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) is defined as net income or loss excluding: (1) interest expense; (2) income tax expense; and (3) depreciation and amortization expense. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization expense) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO and EBITDA
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers outside the normal course of operations. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, are beneficial to an investor’s understanding of the Company's operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•Transaction Costs: The Company excludes transaction costs expensed during the period
•Pre-Opening Costs: The Company excludes certain costs related to pre-opening of hotels
•Non-Cash Expenses: The Company excludes the effect of certain non-cash items such as the amortization of share-based compensation, non-cash income tax expense or benefit, and non-cash interest expense related to discontinued interest rate hedges
•Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses representing income and expenses outside the normal course of operations

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Comparable Hotel EBITDA and Comparable Hotel EBITDA margin include prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels and excludes results from sold hotels as applicable. The following is a summary of Comparable hotel adjustments:

Comparable adjustments: Acquired hotel
For the three and nine months ended September 30, 2022, Comparable adjustments included the following acquired hotel:
•21c Hotel Nashville acquired in July 2022

Comparable adjustments: Sold hotels
For the nine months ended September 30, 2022, comparable adjustments included the following sold hotels:
•Marriott Denver Airport at Gateway Park sold in March 2022
•SpringHill Suites Denver North Westminster sold in April 2022

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	September 30, 2023	December 31, 2022
Assets
Investment in hotel properties, net	$4,142,365	$4,180,328
Investment in unconsolidated joint ventures	7,294	6,979
Cash and cash equivalents	494,563	481,316
Restricted cash reserves	35,807	55,070
Hotel and other receivables, net of allowance of $237 and $319, respectively	47,990	38,528
Lease right-of-use assets	137,546	136,915
Prepaid expense and other assets	74,777	79,089
Total assets	$4,940,342	$4,978,225
Liabilities and Equity
Debt, net	$2,219,781	$2,217,555
Accounts payable and other liabilities	150,650	155,916
Advance deposits and deferred revenue	30,995	23,769
Lease liabilities	119,780	117,010
Accrued interest	12,593	20,707
Distributions payable	22,448	14,622
Total liabilities	2,556,247	2,549,579
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at September 30, 2023 and December 31, 2022	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 156,172,739 and 162,003,533 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	1,562	1,620
Additional paid-in capital	3,003,316	3,054,958
Distributions in excess of net earnings	(1,041,171)	(1,049,441)
Accumulated other comprehensive income	39,553	40,591
Total shareholders’ equity	2,370,196	2,414,664
Noncontrolling interests:
Noncontrolling interest in the Operating Partnership	6,361	6,313
Noncontrolling interest in consolidated joint ventures	7,538	7,669
Total noncontrolling interest	13,899	13,982
Total equity	2,384,095	2,428,646
Total liabilities and equity	$4,940,342	$4,978,225
Note: The corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
Revenues
Operating revenues
Room revenue	$277,088	$267,363	$833,416	$753,818
Food and beverage revenue	34,181	30,600	105,601	82,655
Other revenue	23,137	20,108	66,852	54,998
Total revenues	334,406	318,071	1,005,869	891,471
Expenses
Operating expenses
Room expense	71,278	68,394	207,662	188,015
Food and beverage expense	27,430	23,375	81,604	61,314
Management and franchise fee expense	27,095	25,390	82,554	71,846
Other operating expenses	87,736	82,021	254,567	227,563
Total property operating expenses	213,539	199,180	626,387	548,738
Depreciation and amortization	44,727	46,559	134,648	140,346
Property tax, insurance and other	26,936	20,744	76,268	66,206
General and administrative	14,747	13,446	43,030	40,928
Transaction costs	2	(773)	26	(575)
Total operating expenses	299,951	279,156	880,359	795,643
Other income, net	1,921	710	3,506	8,716
Interest income	5,302	1,281	13,977	1,800
Interest expense	(24,833)	(22,625)	(73,506)	(71,041)
Gain (loss) on sale of hotel properties, net	16	(57)	(28)	996
Loss on extinguishment of indebtedness, net	—	—	(169)	—
Income before equity in (loss) income from unconsolidated joint ventures	16,861	18,224	69,290	36,299
Equity in (loss) income from unconsolidated joint ventures	(186)	(150)	315	255
Income before income tax expense	16,675	18,074	69,605	36,554
Income tax expense	(332)	(391)	(1,028)	(1,139)
Net income	16,343	17,683	68,577	35,415
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in the Operating Partnership	(50)	(53)	(238)	(74)
Noncontrolling interest in consolidated joint ventures	137	(36)	131	(29)
Net income attributable to RLJ	16,430	17,594	68,470	35,312
Preferred dividends	(6,279)	(6,279)	(18,836)	(18,836)
Net income attributable to common shareholders	$10,151	$11,315	$49,634	$16,476
Basic per common share data:
Net income per share attributable to common shareholders - basic	$0.06	$0.07	$0.31	$0.10
Weighted-average number of common shares	154,563,284	160,368,297	156,805,643	162,681,840
Diluted per common share data:
Net income per share attributable to common shareholders - diluted	$0.06	$0.07	$0.31	$0.10
Weighted-average number of common shares	155,081,645	160,784,709	157,280,206	163,064,462
Note: The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds from Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
Net income	$16,343	$17,683	$68,577	$35,415
Preferred dividends	(6,279)	(6,279)	(18,836)	(18,836)
Depreciation and amortization	44,727	46,559	134,648	140,346
(Gain) loss on sale of hotel properties, net	(16)	57	28	(996)
Noncontrolling interest in consolidated joint ventures	137	(36)	131	(29)
Adjustments related to consolidated joint venture (1)	(44)	(47)	(131)	(144)
Adjustments related to unconsolidated joint venture (2)	236	241	709	831
FFO	55,104	58,178	185,126	156,587
Transaction costs	2	(773)	26	(575)
Pre-opening costs (3)	327	907	1,188	1,519
Loss on extinguishment of indebtedness, net	—	—	169	—
Amortization of share-based compensation	6,247	5,420	18,028	16,074
Non-cash interest expense related to discontinued interest rate hedges	482	252	1,446	493
Derivative gains in accumulated other comprehensive income reclassified to earnings (4)	—	—	—	(5,866)
Other expenses (5)	930	10	1,026	56
Adjusted FFO	$63,092	$63,994	$207,009	$168,288

Adjusted FFO per common share and unit-basic	$0.41	$0.40	$1.31	$1.03
Adjusted FFO per common share and unit-diluted	$0.40	$0.40	$1.31	$1.03

Basic weighted-average common shares and units outstanding (6)	155,335	161,140	157,577	163,454
Diluted weighted-average common shares and units outstanding (6)	155,853	161,557	158,052	163,836
Notes:
(1)Includes depreciation and amortization expense allocated to the noncontrolling interest in the consolidated joint venture.
(2)Includes our ownership interest in the depreciation and amortization expense of the unconsolidated joint venture.
(3)Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(4)Reclassification of interest rate swap gains from accumulated other comprehensive income to earnings for discontinued interest rate hedges.
(5)Represents expenses and income outside of the normal course of operations. For the three and nine months ended September 30, 2023, other expenses included one-time management company transition costs of $0.6 million.
(6)Includes 0.8 million weighted-average operating partnership units for the three and nine month periods ended September 30, 2023 and 2022.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
Net income	$16,343	$17,683	$68,577	$35,415
Depreciation and amortization	44,727	46,559	134,648	140,346
Interest expense, net of interest income	19,531	21,344	59,529	69,241
Income tax expense	332	391	1,028	1,139
Adjustments related to unconsolidated joint venture (1)	344	354	1,034	1,169
EBITDA	81,277	86,331	264,816	247,310
(Gain) loss on sale of hotel properties, net	(16)	57	28	(996)
EBITDAre	81,261	86,388	264,844	246,314
Transaction costs	2	(773)	26	(575)
Pre-opening costs (2)	327	907	1,188	1,519
Loss on extinguishment of indebtedness, net	—	—	169	—
Amortization of share-based compensation	6,247	5,420	18,028	16,074
Derivative gains in accumulated other comprehensive income reclassified to earnings (3)	—	—	—	(5,866)
Other expenses (4)	930	10	1,026	56
Adjusted EBITDA	88,767	91,952	285,281	257,522
General and administrative	8,500	8,026	25,002	24,854
Other corporate adjustments	873	358	2,009	(1)
Consolidated Hotel EBITDA	98,140	100,336	312,292	282,375
Comparable adjustments - income from sold hotels	(75)	(213)	(504)	(510)
Comparable adjustments - income from acquired hotels	—	(103)	—	558
Comparable Hotel EBITDA	$98,065	$100,020	$311,788	$282,423
Notes: Comparable statistics reflect the Company's 96 hotel portfolio owned as of September 30, 2023.
(1)Includes our ownership interest in the interest, depreciation, and amortization expense of the unconsolidated joint venture.
(2)Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(3)Reclassification of interest rate swap gains from accumulated other comprehensive income to earnings for discontinued interest rate hedges.
(4)Represents expenses and income outside of the normal course of operations. For the three and nine months ended September 30, 2023, other expenses included one-time management company transition costs of $0.6 million.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands except %)
(unaudited)

Comparable Hotel EBITDA Margin

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
Total revenue	$334,406	$318,071	$1,005,869	$891,471
Comparable adjustments - revenue from sold hotels	—	—	(35)	(2,337)
Comparable adjustments - revenue from prior ownership of acquired hotels	—	614	—	5,585
Other corporate adjustments / non-hotel revenue	(17)	(12)	(52)	(45)
Comparable Hotel Revenue	$334,389	$318,673	$1,005,782	$894,674

Comparable Hotel EBITDA	$98,065	$100,020	$311,788	$282,423

Comparable Hotel EBITDA Margin	29.3%	31.4%	31.0%	31.6%

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands except %)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed (1)	Interest Rate (2)	Balance as of September 30, 2023 (3)
Mortgage Debt
Mortgage loan - 1 hotel	10	Jan 2029	Fixed	5.06%	$25,000
Mortgage loan - 7 hotels	3	Apr 2024	Floating	5.94%	200,000
Mortgage loan - 3 hotels	5	Apr 2026	Floating	5.02%	96,000
Mortgage loan - 4 hotels	5	Apr 2026	Floating	5.61%	85,000
Weighted Average / Mortgage Total				5.60%	$406,000

Corporate Debt
Revolver (4)	4	May 2028	Floating	—	$—
$225 Million Term Loan Maturing 2026	3	May 2028	Floating	2.97%	225,000
$200 Million Term Loan Maturing 2026	3	January 2028	Floating	3.48%	200,000
$400 Million Term Loan Maturing 2025	5	May 2025	Floating	3.38%	400,000
$500 Million Senior Notes due 2026	5	July 2026	Fixed	3.75%	500,000
$500 Million Senior Notes due 2029	8	September 2029	Fixed	4.00%	500,000
Weighted Average / Corporate Total				3.61%	$1,825,000

Weighted Average / Total				3.97%	$2,231,000
Notes:
(1)The floating interest rate is hedged, or partially hedged, with an interest rate swap.
(2)Interest rates as of September 30, 2023, inclusive of the impact of interest rate hedges.
(3)Excludes the impact of fair value adjustments and deferred financing costs.
(4)As of September 30, 2023, there was $600.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.25% annually.